UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2014

TEXTRON INC.

 (Exact name of Registrant as specified in its charter)

Delaware	I-5480	05-0315468
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

40 Westminster Street, Providence, Rhode Island  02903
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                        Completion of Acquisition or Disposition of Assets

On March 14, 2014, Textron Inc. (“Textron”) completed its previously announced acquisition of Beech Holdings, LLC (“Beech”) pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) by and among Textron, Textron Acquisition LLC, Beech, and Sky Intermediate Merger Sub, LLC. Beech is the parent of Beechcraft Corporation, a leading manufacturer of business, special mission, light attack and trainer aircraft.

As a result of the acquisition, Beech became a wholly-owned subsidiary of Textron, and all issued and outstanding equity interests in Beech were converted automatically into the right to receive cash merger consideration in accordance with the terms of the Merger Agreement.

In addition, units allocated in respect of certain unsecured claims under the Plan of Reorganization of Beech’s predecessor in interest were converted automatically into the right to receive an amount in cash as set forth in a trust agreement entered into between Beech and The Bank of New York Mellon, as trustee for the benefit of the holders of such units and other holders of unsecured claims.

Textron paid approximately $1.4 billion in cash for all of the issued and outstanding equity interests in Beech.  Textron financed a portion of the purchase price, as well as the repayment at closing of Beech’s working capital credit facility, with the issuance  on January 30, 2014 of $600 million in senior notes and by drawing $500 million under the Term Credit Agreement, entered into as of January 24, 2014, with JPMorgan Chase Bank, N.A., as administrative agent, Citibank, N.A. and Bank of America, N.A., as syndication agents and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as documentation agent, and other lenders.  The balance was paid from cash on hand.

The foregoing description of the acquisition and the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 10.19 to Textron’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013 and is incorporated herein by reference.

Item 8.01.                                        Other Events

On March 14, 2014, Textron issued a press release announcing the closing of the acquisition of Beech. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Press Release issued by Textron Inc. on March 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

Date: March 14, 2014

	By:	/s/ E. Robert Lupone
E. Robert Lupone,
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Textron Inc. on March 14, 2014.